Exhibit 10.12
[PROGREEN PROPERTIES, INC. LETTERHEAD]

Name
Address
Address

Restricted Stock Units Agreement

Dear ________:

I am pleased to inform you that, effective June 1, 2012 (the “Grant Date”), the Board of Directors of Progreen Properties, Inc., a Delaware corporation (the “Company”), has approved an award to you of Restricted Stock Units (RSU’s) for shares (the “Shares”) of the Company’s common stock (“common stock”), pursuant to the Company’s 2012 Employee Stock Option Plan (the “Plan”).  The award is subject to the terms and conditions of this agreement (the “Agreement”).

1.           RSU’s Award.  The Company hereby awards an aggregate of ______________ (____________) RSU’s to you.

2.           Vesting.  Your interest in the RSU’s shall become non-forfeitable (“Vested”) as of the dates provided in Section 3 of this Agreement; provided, that (a) you are a [_______________] of the Company as of the applicable Vesting Date and have been so engaged throughout the period beginning on the date of this Agreement and ending on the applicable Vesting Date and (b) that the common stock has traded for a period of 20 (Twenty) trading days at the market price (“Common Stock Market Price”) specified Section 3 for the applicable Vesting Date.

3.           Vesting Requirements.

(a) Vesting Requirements.  _______________ (_________) of the RSU’s awarded pursuant to Section 1 shall become Vested as of June 1, 2013, or such later date as of which the Common Stock Market Price shall have equaled or exceeded $0.15 per share;  _____________ (___________) of the RSU’s awarded pursuant to Section 1 shall become Vested as of June 1, 2014, or such later date as of which the Common Stock Market Price shall have equaled or exceeded $0.25 per share; and ______________ (____) of the RSU’s shall become Vested as of June 1, 2015, or such later date as of which the Common Stock Market Price shall have equaled or exceeded $0.35 per share.

(b)            Expiry. No RSU’s can be released on or after June 1, 2017.

 (c)           Change of Control.  If there is a change of control of the Company, the Board of Directors, in its sole discretion, may accelerate the vesting of your RSU’s.

4.           Release of Shares.   The Company shall deliver shares of common stock to you in accordance with release instructions (“Release Instructions”) from you that specify the number of Vested RSU’s that are to be released as Shares and the date or dates following the Vesting Date on which you elect to have such Shares released.  The stock certificates, when issued, shall bear a legend describing the then applicable terms and conditions of the applicable restrictions on transfer; provided, that the Company shall use best efforts to have a Registration Statement on Form S-8 (or the applicable successor form) which includes the number of Shares underlying the RSU’s issued under the Plan on file with the Securities and Exchange Commission, so as to permit sales of the Shares without restrictions under the Securities Act of 1933, as amended.

5.           Adjustments.  If the number of outstanding shares of Company common stock is increased or decreased as a result of a subdivision or consolidation of shares, the payment of a stock dividend, stock split, or any other similar changes in capitalization, the number of Shares shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be binding.

        6.           Governing Law.  This Agreement shall be governed by the laws of the State of Delaware.

7.           Acceptance of Award.  You may accept this award by signing and returning the enclosed copy of this Agreement.  Your signature will evidence your agreement to the terms and conditions set forth in this Agreement.  This Agreement will not be effective until is signed and returned.

8.           Entire Agreement, Amendment.  This Agreement constitutes the entire agreement between you and the Company and shall be binding upon your legatees, distributees, and personal representatives and the successors of the Company.  This Agreement may only be amended by a writing signed by both you and the Company.

PROGREEN PROPERTIES, INC.

By:

Its:

Date:

[ ________________]

Signature:

Date: